UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12
Gates Industrial Corporation plc

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ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Gates Industrial Corporation plc (the “Company”) issued the following press release on May 5, 2020, which relates to the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2020 (the “Proxy Statement”), furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual General Meeting of Shareholders.
This supplement is being filed with the SEC and is being made available to shareholders on or about May 5, 2020.
This supplement should be read in conjunction with the Proxy Statement.

GATES INDUSTRIAL ANNOUNCES CHANGE TO DATE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Denver, CO, May 5, 2020
DENVER, May 5, 2020 – Gates Industrial Corporation plc (NYSE: GTES) today announced that its 2020 Annual General Meeting of Shareholders (the “AGM”) previously scheduled to be held on May 14, 2020, has been postponed and will now be held virtually on Monday, June 22, 2020 at 10:00 a.m., Mountain Time at www.proxydocs.com/GTES.
As a result of the postponement, shareholders of record at the close of business on Friday, May 8, 2020 (the new record date for the AGM) are entitled to notice of, and to vote at, the AGM or at any postponement or adjournment thereof. The purpose of the AGM, including the proposals to be voted on, is unchanged. The Company is postponing the AGM to align the timing of its U.S and U.K. filings.
As described in the Company’s Definitive Proxy Statement relating to the AGM filed with the SEC on April 1, 2020, the AGM will be held virtually. To attend the virtual meeting, you must register in advance at www.proxydocs.com/GTES prior to the new deadline of Monday, June 15, 2020 at 3:00 p.m. Mountain Time. There will be no physical meeting location. The meeting will only be conducted via live audiocast. For information regarding how shareholders of record as of the close of business on May 8, 2020 may access, vote and participate in the virtual AGM, please refer to the supplemental proxy materials the Company expects to file with the U.S. Securities and Exchange Commission on or about May 12, 2020.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in 128 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.
Source: Gates Industrial Corporation plc
Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com